UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Innovent License Agreement

On July 8, 2026, Spero Therapeutics, Inc. (the “Company”) entered into a license agreement (the “Innovent Agreement”) with Innovent Biologics (Suzhou) Co., Ltd. and Fortvita Biologics (USA), Inc. (collectively, “Innovent”), pursuant to which Innovent granted the Company an exclusive (even as to Innovent and its affiliates, subject to Innovent’s right to directly or indirectly conduct certain research, non-clinical development and manufacturing activities), sublicensable right and license under certain patent rights and know-how (the “Licensed Intellectual Property”) to research, develop, manufacture, and commercialize Innovent’s proprietary monoclonal antibody targeting CD40 Ligand (“CD40L”), which is referred to as SP001, and certain backup monoclonal antibodies and derivative monoclonal antibodies, in each case targeting CD40L (the “Licensed Compounds”) and products containing the Licensed Compounds (“Licensed Products”) worldwide, excluding the Innovent Territory (as defined below) (the territory excluding the Innovent Territory, the “Licensed Territory”). Innovent also granted the Company a non-exclusive, sublicensable license under the Licensed Intellectual Property to research, non-clinically develop and manufacture the Licensed Compounds and Licensed Products in the mainland of the People’s Republic of China, Taiwan, Hong Kong and Macau (the “Innovent Territory”) in connection with the Company’s exploitation of the Licensed Compounds and Licensed Products in the Licensed Territory.

Under the Innovent Agreement, the Company granted Innovent an exclusive (even as to the Company and its affiliates, subject to the Company’s right to directly or indirectly conduct certain research, non-clinical development and manufacturing activities), sublicensable right and license under certain patent rights and know-how (the “Spero Intellectual Property”) to develop, manufacture, and commercialize the Licensed Compounds and Licensed Products in the Innovent Territory. The Company also granted Innovent a non-exclusive, sublicensable license under the Spero Intellectual Property to research, non-clinically develop and manufacture the Licensed Compounds and Licensed Products in the Innovent Territory.

Each party has agreed that, for five years from the date of the Innovent Agreement, it will not, directly or indirectly, alone or with or for any other person or entity, clinically develop or commercialize any monoclonal antibody, bispecific antibody, or multispecific antibody targeting CD40L in the Licensed Territory. If, within three years from the date of the Innovent Agreement, Innovent or any of its affiliates initiates development of a bispecific or multispecific antibody targeting CD40L, in specified circumstances the Company has an option to include that antibody as a Licensed Compound under the Innovent Agreement subject to certain financial terms. If the Company declines to exercise that option, then Innovent is free to clinically develop and commercialize that antibody in the Licensed Territory.

The Company has agreed to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize a Licensed Product in at least one indication in the United States and any one of France, Germany, Italy, Spain, the United Kingdom or Japan. The Company has agreed to file an investigational new drug (“IND”) application for a Licensed Product in the United States within 12 months from the date of the Innovent Agreement, subject to extensions for specified justifiable delays.

Under the terms of the Innovent Agreement, the Company is obligated to pay to Innovent a $35.0 million upfront payment, as well as aggregate milestone payments of up to approximately $1.05 billion upon the achievement of certain development, regulatory and commercial milestones.

The Company is also obligated to pay Innovent tiered royalties ranging from a high single-digit percentage to a mid-teen-digit percentage on annual net sales of all Licensed Products. The Company is obligated to pay royalties on a Licensed Product-by-Licensed Product and country-by-country basis until the latest of: (i) the expiration of the last valid claim of the licensed patents covering the composition of matter of the Licensed Compound contained in such Licensed Product in such country; (ii) the expiration of the last applicable regulatory exclusivity right with respect to such Licensed Product in such country; and (iii) 11 years following the first commercial sale of such Licensed Product in such country (each, a “Royalty Term”). The royalty rate is subject to specified reductions on a Licensed Product-by-Licensed Product and country-by-country basis under specified circumstances.

The Innovent Agreement contemplates that the Company will enter into ancillary arrangements with Innovent, including a clinical supply agreement and a pharmacovigilance agreement. The Company has also granted Innovent a right of first negotiation to be a secondary manufacturer of the Licensed Compounds and Licensed Products for commercialization in the Licensed Territory.

Unless earlier terminated, the Innovent Agreement will expire on the expiration of the last to expire Royalty Term. Unless the Innovent Agreement is earlier terminated, on expiration of each applicable Royalty Term, the Company will have a fully paid-up, irrevocable and perpetual license under the Licensed Intellectual Property to develop, manufacture and commercialize each applicable Licensed Product in the applicable country, which license will become non-exclusive after a specified point in time. Either party may terminate the Innovent Agreement for the other party’s uncured material breach, following a customary notice and cure period, or insolvency. Innovent may terminate the Innovent Agreement if the Company challenges the scope, validity, or enforceability of the licensed patents. The Company may terminate the Innovent Agreement for any reason upon 90 days’ written notice to Innovent prior to the first commercial sale of a Licensed Product, or upon 150 days’ written notice to Innovent after the first commercial sale of a Licensed Product. Additionally, if the Company has the right to terminate the Innovent Agreement for certain uncured material breaches by Innovent, the Company may, in lieu of termination, elect to keep the Innovent Agreement in force and reduce the Company’s subsequent payment obligations. Upon a termination of the Innovent Agreement prior to expiration of an applicable Royalty Term, the Company’s licenses from Innovent will terminate and Innovent will have the right to obtain a license under the Spero Intellectual Property, with a right to sublicense, with respect to specified terminated products, which license will be either non-exclusive and fully paid-up or exclusive and subject to milestone and royalty obligations, at Innovent’s election.

The foregoing description of the Innovent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Innovent Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

SP001

SP001 (IBI355) is a third-generation, fully humanized, Fc-silent IgG1 monoclonal antibody targeting CD40L, an upstream immune activation signal involved in T-cell, B-cell, antigen-presenting cell, and platelet biology. SP001 is designed to address platelet activation concerns associated with earlier anti-CD40L antibodies, while preserving key monoclonal antibody properties, including FcRn interaction that supports IgG-like half-life.

Innovent has evaluated this antibody in two healthy volunteer Phase 1 trials: a single ascending dose (“SAD”) study and a multiple ascending dose (“MAD”) study. It has also evaluated SP001 in a Phase 1b MAD study in patients with primary Sjögren’s disease (“SjD”). Data from the Phase 1b SjD study were presented in a poster session at the EULAR 2026 Congress.

The Company currently expects to advance SP001 into a Phase 2 trial in patients with Immunoglobulin G4 related disease (“IgG4-RD”) in the second quarter of 2027. IgG4-related disease is a serious, chronic fibroinflammatory condition that can affect multiple organs, including the pancreas, salivary glands, lacrimal glands, kidneys, lungs, lymph nodes, and other tissues. The disease can cause immune-mediated inflammation, fibrosis, organ damage, relapse risk, and significant treatment burden.

The Company believes there is a broad range of other indications for SP001, including in SjD. Innovent plans to initiate a Phase 2 trial in China for SjD by early 2027, and the Company may opt to expand into this indication at a later date. The Company may also explore other therapeutic areas where the Company believes targeting CD40L presents a compelling biological rationale to impact disease progression.

Royalty Financing Agreements

On July 8, 2026 (the “Closing Date”), the Company, Spero Holdings SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), and Spero SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings (“Issuer”), entered into the following agreements with affiliates of Healthcare Royalty Management, LLC: (i) a non-recourse Note Purchase and Guaranty Agreement (the

“NPA”), by and among Holdings, Issuer, the purchasers party thereto (the “NPA Purchasers”) and HCR Spero SPV, LLC, as the purchaser representative for such NPA Purchasers (the “NPA Purchaser Representative”), (ii) a Royalty and Milestone Payment Interest Purchase and Sale Agreement (the “RPA”), by and among Issuer, the purchasers party thereto (the “RPA Purchasers”), and HCR Spero SPV, LLC, as the purchaser representative for such RPA Purchasers (the “RPA Purchaser Representative”) and (iii) a Limited Recourse Guaranty (the “Limited Guaranty”), by the Company in favor of the NPA Purchaser Representative and RPA Purchaser Representative.

Immediately prior to the Company’s entry into the NPA and RPA, the Company: (i) transferred to Issuer that certain Exclusive License Agreement between the Company and GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”), dated as of September 21, 2022 (as amended, the “GSK Agreement”), which provides GSK certain rights to develop and commercialize the tebipenem HBr program, and intellectual property, including license rights, related thereto and (ii) transferred to Holdings the Company’s equity interests in Issuer. Holdings and Issuer are both special purpose vehicles, whose purposes are limited to entering into and performing their obligations under the NPA, RPA and the transaction documents related thereto.

Under the terms of the NPA, Issuer sold to the NPA Purchasers, on the Closing Date, senior secured notes in an aggregate principal amount of $105,000,000 (the “Notes”), which Notes (i) were issued net of an original issue discount in the amount of $3,150,000, which, after giving effect to the RPA Purchase Price referenced below, reduces the aggregate $105,000,000 in gross proceeds of the NPA and RPA by 1.5%, (ii) accrue interest at 10% per annum, which interest, to the extent not paid in cash from available GSK Proceeds (as defined below) in accordance with the terms of the NPA, is capitalized and added to the principal amount of the Notes on a quarterly basis and (iii) mature nine years after the Closing Date. The Notes are secured by substantially all of Holdings’ and Issuer’s assets (collectively, the “Collateral”), which includes the equity interest of Issuer held by Holdings and rights to certain milestone and royalty payments (the “GSK Proceeds”) arising under the GSK Agreement, but excludes intellectual property as to which the grant of security interests is restricted. The Notes and other obligations under the NPA are generally payable solely from the GSK Proceeds, unless voluntarily prepaid at the option of Issuer prior to maturity with a premium or subject to certain mandatory prepayment triggers and foreclosure rights.

Under the terms of the RPA, Issuer sold to the RPA Purchasers, on the Closing Date, 65% of the GSK Proceeds arising after the payment in full of the Notes (the “Purchased Proceeds”) in exchange for a cash payment of $1,575,000 (the “RPA Purchase Price”). Issuer’s obligations under the RPA are secured by a customary back-up lien in the Purchased Proceeds and proceeds thereof. The Company retains an interest in 35% of the GSK Proceeds arising after payment in full of the Notes.

Issuer transferred substantially all proceeds received from the NPA Purchasers and RPA Purchasers in connection with these transactions to the Company as consideration for the asset transfers made by the Company to Holdings and Issuer.

Pursuant to the Limited Guaranty, the Company guarantees, subject to limitations set forth therein, the obligations of Issuer and Holdings under the NPA and RPA. In connection with the NPA and RPA, the Company will provide certain servicing, management and administrative functions on behalf of Holdings and Issuer.

Each of the NPA, RPA and Limited Guaranty contain certain customary terms and conditions, including representations and warranties, indemnities, affirmative and negative covenants, and events of default. Upon the occurrence and during the continuance of an event of default under the NPA, the NPA Purchaser Representative may declare the Notes and other obligations under the NPA to be immediately due and payable, and if such Notes and other obligations are not repaid, foreclose on the Collateral and use the proceeds thereof to repay the Notes, and, in limited circumstances, seek payment from the Company pursuant to the Limited Guaranty. The obligations of the Company in respect of the Limited Guaranty in circumstances where the Company is liable are, except in very limited circumstances, subject to a cap and limited to contract breaches, defaults and other liabilities customary for similarly structured royalty financing transactions.

The foregoing descriptions of the NPA, the RPA and the Limited Guaranty and related documents do not purport to be complete and are qualified in their entirety by reference to the full texts of the NPA, the RPA and the Limited Guaranty, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Royalty Financing Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 14, 2026, the Company and Innovent issued a joint press release announcing the entry into the Innovent Agreement.

On July 14, 2026, the Company issued a press release announcing the closing of the NPA, the RPA and the transactions contemplated thereby.

The full text of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

An updated Company presentation is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Cash Runway

Based upon the Company’s current plans and forecasted expenses, the Company estimates that the net proceeds from the royalty financing transaction, together with the Company’s existing cash and cash equivalents, will enable the Company to fund its operating expenses and capital expenditure requirements into the second half of 2029. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s potential payment of certain milestone payments as well as royalty payments on net sales in connection with the Innovent Agreement; statements regarding the Company’s future plans or expectations for SP001, including plans and timing with respect to future clinical trials as well as trial design; statements regarding the Company’s receipt of payments pursuant to the NPA and RPA; and statements regarding the Company’s cash runway. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar expressions; however, the absence of these words does not mean that statement is not forward looking. Any forward-looking statements in this Current Report are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual results to differ materially from those indicated by such forward looking statements, including the anticipated benefits from the Innovent Agreement and the NPA and RPA; the risks associated with the Company’s ability to maintain the Innovent Agreement and the NPA and RPA; the Company’s expectations regarding the potential therapeutic benefits of SP001; the Company’s expectations for clinical and preclinical development, including additional IND filings, expansion into additional indications and geographies, enrollment in clinical trials, and availability of clinical trial data; the implementation of the Company’s business model and strategic plans for our business and current and future product candidates; the Company’s need for additional funding; the Company’s ability to retain key personnel; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the Securities Exchange Commission. The forward-looking statements included in this Current Report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Joint press release issued by Spero Therapeutics, Inc. and Innovent on July 14, 2026

99.2	Press release issued by Spero Therapeutics, Inc. on July 14, 2026

99.3	Spero Therapeutics, Inc. Corporate Presentation, dated July 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2026	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Chief Executive Officer and Chief Financial Officer